Exhibit 10.2

ANNEX I
 TO
 BRIDGE LOAN AGREEMENT
(PROTOTYPE FOR EACH ISSUANCE)
FORM OF NOTE

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. 07-01-[1]	US$__________ [2]

RIM SEMICONDUCTOR COMPANY

SENIOR SECURED PROMISSORY NOTE DUE JULY ____, 20073

THIS NOTE is one of a duly authorized issue of up to $324,000 of RIM SEMICONDUCTOR COMPANY, a corporation organized and existing under the laws of the State of Utah (the "Company"), designated as its Senior Secured Promissory Note Series 07-01.

FOR VALUE RECEIVED, the Company promises to pay to _____________________ , the registered holder hereof (the "Holder"), the principal sum of ________________Thousand ____________ and 00/100 Dollars (US $___________)4 on the Maturity Date (as defined below).

TIME IS OF THE ESSENCE WITH RESPECT TO THE COMPANY’S FULFILLMENT OF ALL OF ITS PAYMENT OBLIGATIONS HEREUNDER. The Holder shall not be required to give the Company any notice of default of payment if any such payment is not timely paid or otherwise satisfied. All provisions of this Note which apply in the event of the Company’s not timely fulfilling any of its payment obligations hereunder shall apply whether or not such notice of default is given. The Holder’s giving of any notice to the Company shall not be deemed a waiver,
___________
1Insert unique Note number for each issuance.
2Insert amount equal to 108% of Holder’s Purchase Price.
3Insert date which is 120 days after the Closing Date
4See fn 2.

modification or amendment of this provision with respect to the failure referred to in that notice or to any other failure by the Company timely to make any other payment due hereunder.

This Note or its predecessor was originally issued on ________, 20075(the “Issue Date”).

This Note is being issued pursuant to the terms of the Bridge Loan Agreement, dated as of March 26, 2007 (the “Bridge Loan Agreement”), to which the Company and the Holder (or the Holder’s predecessor in interest) are parties. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Bridge Loan Agreement.

This Note is subject to the following additional provisions:

1. The Note will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Note of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

2. No interest will accrue on this Note until the Maturity Date. If any portion of this Note is outstanding on the Maturity Date, interest at the rate of twenty-four percent (24%) per annum or the highest rate allowed by law, whichever is lower, shall accrue on the outstanding principal of this Note from the Maturity Date to and including the date of payment by the Company. Such interest shall accrue on a daily basis and shall be payable in cash. The Holder may demand payment of all or any part of this Note, together with accrued interest, if any, and any other amounts due hereunder, as of the Maturity Date or any date thereafter.

3. The Company shall be entitled to withhold from all payments of principal of, and, if applicable, interest on, this Note any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

4. This Note has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the "Act"), and other applicable state and foreign securities laws and the terms of the Bridge Loan Agreement. In the event of any proposed transfer of this Note, the Company may require, prior to issuance of a new Note in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Bridge Loan Agreement. Prior to due presentment for transfer of this Note, the Company and any agent of the Company may treat the person in whose name this Note is duly registered on the Company's Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.
______________
5Insert the Closing Date, as the case may be.

5. (a) The term “Maturity Date” means the earliest of (i) July ____, 20076 (the “Stated Maturity Date”), (ii) the New Transaction Threshold Date (as defined below), or (iii) the Default Maturity Date (as defined below).

(b) The term “New Transaction Threshold Date” means the date on which the Company consummates the first New Transaction in which the Company receives, on a cumulative basis after taking into account the gross proceeds from all prior New Transactions, if any, after the Issue Date, gross proceeds of at least Two Million Dollars ($2,000,000). All such gross proceeds are determined before deduction of any fees or other expenses or disbursements of any kind in connection with the relevant New Transaction.

6. (a) Any payment made on account of this Note shall be applied in the following order of priority: (i) first, to any amounts due hereunder other than principal and accrued interest, (ii) then, to accrued interest, if any, through and including the date of payment, and (iii) then, to principal of this Note.

(b) Subject to the provisions of Section 6(a) hereof, the outstanding principal of this Note may be prepaid in whole or in part at the option of the Company at any time prior to the Maturity Date.

7.  All payments contemplated hereby are to be made “in cash” and shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). For purposes of this Note, the phrase “date of payment” means the date good funds are received in the account designated by the notice which is then currently effective.

8.  (a) Subject to the terms of the Bridge Loan Agreement, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and, if applicable, interest on, this Note at the time, place, and rate, and in the coin or currency, as herein prescribed. This Note is a direct obligation of the Company.

(b) Payment of this Note is secured pursuant to the terms of the Security Interest Agreement, dated the Issue Date (the “Security Interest Agreement”), executed by the Company, as debtor, in favor of the Lender, as secured party. The terms of the Security Interest Agreement are incorporated herein by reference.

9. No recourse shall be had for the payment of the principal of, or, if applicable, the interest on, this Note, or for any claim based hereon, or otherwise in respect hereof, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.
__________
6See fn 3.

10. The Holder of the Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

11.  Any notice required or permitted hereunder shall be given in manner provided in the Section headed "NOTICES" in the Bridge Loan Agreement, the terms of which are incorporated herein by reference.

12.  (a) This Note shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Note and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under this Note.

(b) JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Note.

13.	(a) The following shall constitute an "Event of Default":

i.	The Company shall default in the timely payment of principal on this Note or any other amount due hereunder (without the requirement of any further notice with respect thereto from the Holder); or

ii.
Any of the representations or warranties made by the Company herein, in the Bridge Loan Agreement or any of the other Transaction Agreements shall be false or misleading in any material respect at the time made; or

iii.
The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Note in this series and such failure shall continue uncured for a period of thirty (30) days after the Company’s receipt of written notice thereof from the Holder; or

iv.
The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company under any of the Transaction Agreements and such failure shall continue uncured for a period of thirty (30) days after the Company’s receipt of written notice thereof from the Holder; or

v.
The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

vi.
A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

vii.
Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

viii.
Any money judgment, writ or warrant of attachment, or similar process in excess of Seven Hundred Fifty Thousand ($750,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

ix.
Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding.

(b) If an Event of Default shall have occurred and is continuing, then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) (the period during which such Event of Default shall be continuing until such cure or waiver, the “Default Period”),

(i) at the option of the Holder and in the Holder's sole discretion, the Holder may consider this Note immediately due and payable (and the Maturity Date shall be accelerated accordingly; the “Default Maturity Date”), without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law, including, but not necessarily limited to, the equitable remedy of specific performance and injunctive relief; and

  (ii) the terms of Appendix I to this Note shall be effective.

[Balance of page intentionally left blank]

14. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Note, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest-free prepayment of this Note. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Note.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: _________________, 2007

        RIM SEMICONDUCTOR COMPANY

        By:_______________________________________
        ________________________________________
        (Print Name)
       ________________________________________
        (Title)

APPENDIX I
TO
RIM SEMICONDUCTOR COMPANY
SENIOR SECURED PROMISSORY NOTE SERIES 07-01

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Bridge Loan Agreement or in the Note.

1. A. (i) For purposes of this Appendix, the following terms shall have the meanings indicated below:

“Conversion Price” means the amount equal to (x) the Closing Price for the five (5) Trading Days ending on the Trading Day immediately before the Conversion Date, multiplied by (y) seventy-five percent (75%); provided, however, that the Conversion Price shall in no event be less than $0.01.

“Closing Price” means the 4:00 P.M. closing bid price of the Common Stock on the Principal Trading Market on the relevant Trading Day(s), as reported by the Reporting Service for the relevant date(s).

“Reporting Service” means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by a Majority in Interest of the Holders and reasonably acceptable to the Company.

(d) “Majority in Interest of the Holders” means, as of the relevant date, one or more Holders whose respective outstanding principal amounts of the Notes of this Series held by each of them, as of such date, aggregate more than fifty percent (50%) of the aggregate outstanding principal amounts of the outstanding Notes of this Series held by all Holders on that date.

(ii) At any time during the Default Period and prior to the date this Note is paid in full in accordance with its terms, the Holder of this Note is entitled, at its option, subject to the following provisions of this Appendix I, to convert the principal and the accrued interest, if any, of this Note into shares of Common Stock, $0.001 par value ("Common Stock"), of the Company at the Conversion Price.

B. Conversion shall be effectuated by faxing a Notice of Conversion (as defined below) to the Company as provided in this paragraph. The Notice of Conversion shall be executed by the Holder of this Note and shall evidence such Holder's intention to convert this Note or a specified portion hereof in the form annexed hereto as Exhibit A. No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes or otherwise delivers the conversion notice ("Notice of Conversion") to the Company so that it is

Appendix I - Page 1

received by the Company on or before such specified date, provided that, if such conversion would convert the entire remaining principal of this Note, the Holder shall deliver to the Company the original Note being converted no later than five (5) Trading Days thereafter. Delivery of the Notice of Conversion shall be accepted by the Company by hand, mail or courier delivery at the address specified in said Exhibit A or at the facsimile number specified in said Exhibit A (each of such address or facsimile number may be changed by notice given to the Holder in the manner provided in the Bridge Loan Agreement). Certificates representing Common Stock upon conversion (“Conversion Certificates”) will be delivered to the Holder at the address specified in the Notice of Conversion (which may be the Holder’s address for notices as contemplated by the Bridge Loan Agreement or a different address), via express courier, by electronic transfer or otherwise, within three (3) Trading Days (such third Trading Day, the “Delivery Date”) after the relevant Conversion Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the provisions of this paragraph (B) on the Conversion Date.

C. Notwithstanding any other provision hereof or of any of the other Transaction Agreements, in no event (except (i) as specifically provided herein as an exception to this provision, or (ii) while there is outstanding a tender offer for any or all of the shares of the Company’s Common Stock) shall the Holder be entitled to convert any portion of this Note, or shall the Company have the obligation to convert such Note to the extent that, after such conversion or issuance of stock in payment of interest, the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or other convertible securities or of the unexercised portion of warrants or other rights to purchase Common Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Notes with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, except as otherwise provided in clause (1) of such sentence. Nothing herein shall preclude the Holder from disposing of a sufficient number of other shares of Common Stock beneficially owned by the Holder so as to thereafter permit the continued conversion of this Note.

D. (i) No later than the thirtieth day of the Default Period (such day the “Required Filing Date”), the Company shall prepare and file with the SEC a Registration Statement registering for resale by the Holder all Conversion Shares (“Registrable Securities”). Notwithstanding the requirement to register all Registrable Securities, the Company’s obligation to register the Registrable Securities shall initially be satisfied by the registration of the Initial Number of Shares to Be Registered (as defined below). The “Initial Number of Shares to Be Registered” is a number of shares of Common Stock which is at least equal to the sum of two hundred percent (200%) of the number of shares into which the Note and all interest thereon for one year from the commencement of the Default Period would be convertible at the time of filing of such Registration Statement (assuming for such purposes that the Note had been eligible to be converted, and had been converted, into Conversion Shares in accordance with its terms, whether or not such eligibility, accrual of interest or conversion had in fact occurred as of such date) based on the Conversion Price in effect on, or within three (3) Trading Days prior to, the date the Registration Statement is filed (or subsequently amended). Unless otherwise specifically agreed to in writing in advance by the Holder, the Registration Statement shall not restrict or limit the prices at which the shares sold by the selling stockholders thereunder may be sold and shall also state that, in accordance with Rule 416 and 457 under the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable upon conversion of the Note to prevent dilution resulting from stock splits, stock dividends or similar transactions.

Appendix I - Page 2

(ii) The Company will use its reasonable best efforts to cause such Registration Statement to be declared effective on a date (the “Required Effective Date”) which is no later than the earlier of (X) five (5) days after oral or written notice by the SEC that it may be declared effective or (Y) the ninetieth day after the Closing Date.

(iii) If (X) the Company does not file the Registration Statement by the Required Filing Date and/or (Y) for any reason, the Registration Statement is not declared effective by the Required Effective Date and/or (Z) the Company does not maintain the effectiveness of such Registration Statement for at least two years or the earlier date on which the Note has been fully paid or converted and all Conversion Shares have been sold, the Company will pay the Holder in cash an amount equal to 1.85185% of the outstanding principal amount of the Note of the Holder for each 30 day period (prorated for partial periods) until such filing, such effective date or such effectiveness is re-established, as the case may be. The outstanding principal amount of the Note shall be determined as of the close of business on the last day preceding the first day of each such 30-day period. The parties acknowledge that the damages which may be incurred by the Holder in those events may be difficult to ascertain. The parties agree that the amounts payable pursuant to the foregoing provisions of this Section 1(D) are liquidated damages and represent a reasonable estimate on the part of the parties, as of the Issue Date, of the amount of such damages.

2. (a) The term “Lower Price Transaction” means a New Transaction offered or consummated during the New Transaction Period (as defined below), where the lowest New Transaction Price (as defined below) is, or by its terms or by an existing understanding of the Company and the New Investor, could subsequently be adjusted or revised to be, lower than the then effective Conversion Price of the Note (such Conversion Price, in each case, subject to adjustment in the same manner as the initial Exercise Price of the Warrant is adjusted, other than as a result of the application of this Section 2 of Appendix I).

(b) “New Transaction Price” means the Basic New Transaction Price (as defined below) except that if the New Transaction Exercise Price is lower than the Basic New Transaction Price, it means the New Transaction Exercise Price.

(c) “Basic New Transaction Price” means, as may be applicable, on a per share basis, the lower of (1) the lowest fixed purchase price of any shares of the New Common Stock contemplated in the New Transaction, or (2) the lowest conversion price or put or call price which would be applicable under the terms of the New Transaction; in each such case, whether such purchase or conversion price or put or call price is stated or otherwise specified or is determined on the closing date of the New Transaction by the application of a formula set in the documents

Appendix I - Page 3

reflecting the New Transaction or could result from adjustments or revisions contemplated in the relevant agreements for the New Transaction and whenever such adjustment or revision would be applicable (and if no minimum purchase price, conversion price or put or call price, as the case may be, is set, it shall be assumed that such minimum purchase price or conversion price is $.01); and provided, further, that, if the securities issued in the New Transaction are issued at a Face Value Discount (as defined below), the New Transaction Price shall be adjusted to reflect such discount.7

(d) “New Transaction Exercise Price” means the lowest exercise price per share applicable to the warrants, option or similar instrument (howsoever denominated; collectively, “New Transaction Warrants”) included in such New Transaction, whether such exercise price is stated or could result from adjustments or revisions contemplated in the relevant agreements for the New Transaction and whenever such exercise price would be applicable (and, if no minimum exercise price is set, it shall be assumed that such minimum exercise price is $.01).

(e) “Face Value Discount” means consideration less than, as the case may be, (x) the number of shares being issued multiplied by the stated purchase price, (y) the stated principal amount of a debenture, note or similar instrument or (z) the stated value of the shares of convertible stock.

(f) The term “New Transaction Period” means the period commencing on the Issue Date and continuing until the date on which this Note is fully paid and/or converted.

3. The Company covenants and agrees that, if there is a Lower Price Transaction during the New Transaction Period, then the Conversion Price on the unexercised portion of this Note shall be adjusted to equal the lowest New Transaction Price applicable to the Lower Price Transaction.
______________
7By way of illustration, if convertible preferred shares having a stated value of $1 million and a fixed conversion price of $0.50 (resulting in 2,000,000 shares) were sold for a purchase price of $800,000, the effective New Transaction Price would be $0.40 (the conversion price at which $800,000 would convert into 2,000,000 shares).

Appendix I - Page 4

EXHIBIT A

RIM SEMICONDUCTOR COMPANY

NOTICE OF CONVERSION

OF

SENIOR SECURED PROMISSORY NOTE DUE JULY ____, 2007
SERIES 07-01
(To be Executed by the Registered Holder in Order to Convert the Note)

TO:	RIM SEMICONDUCTOR COMPANY	VIA FAX: (503) 257-6622
305 NE 102nd Ave., Suite 105
Portland, OR 97220
Attn: President

FROM: _________________________________________________________ (“Holder”)

DATE: _______________________________________________ (the “Conversion Date”)

RE:
Conversion of $_________________ principal amount (the “Converted Note”) of the Senior Secured Promissory Note Due July ___, 2007 (the “Note”) of RIM SEMICONDUCTOR COMPANY (the “Company”) into ________________________ shares (the “Conversion Shares”) of Common Stock (defined below)

The captioned Holder hereby gives notice to the Company, pursuant to the Note of RIM SEMICONDUCTOR COMPANY that the Holder elects to convert the Converted Note into fully paid and non-assessable shares of Common Stock, $0.001 par value (the “Common Stock”), of the Company as of the Conversion Date specified above. Said conversion shall be based on the following Conversion Price

☐	$___, representing the Conversion Price (as defined in the Note; as adjusted to reflect capital adjustments after the Issue Date)

☐	$________________, representing the Conversion Price (as adjusted pursuant to the terms of Appendix I to the Note)

Exhibit A - Page 1

Based on this Conversion Price, the number of Conversion Shares indicated above should be issued in the following names(s):

Name and Record Address	Conversion Shares
_______________________________	______________
_______________________________	______________
_______________________________	______________

It is the intention of the Holder to comply with the provisions of Section 1(C) of Appendix I to the Note regarding certain limits on the Holder's right to convert thereunder. The Holder believe this conversion complies with the provisions of said Section 1(C). Nonetheless, to the extent that, pursuant to the conversion effected hereby, the Holder would have more shares than permitted under said Section, this notice should be amended and revised, ab initio, to refer to the conversion which would result in the issuance of shares consistent with such provision. Any conversion above such amount is hereby deemed void and revoked.

As contemplated by the Note, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

If this Notice of Conversion represents the full conversion of the outstanding balance of the Converted Note, the Holder either (1) has previously surrendered the Converted Note to the Company or (2) will surrender (or cause to be surrendered) the Converted Note to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Conversion.

The certificates representing the Conversion Shares should be transmitted by the Company to the Holder

☐ via express courier, or

☐    by electronic transfer

within the time contemplated by the Note after receipt of this Notice of Conversion (by facsimile transmission or otherwise) to:
____________________________________
____________________________________
____________________________________

Exhibit A - Page 2

As contemplated by the Note, the Company should also pay all accrued but unpaid interest on the Converted Note to the Holder.

--
If the Company elects to pay such interest in Common Stock, as contemplated by and subject to the provisions of the Note, such shares should be issued in the name of the Holder and delivered in the same manner as, and together with, the Conversion Shares.

--	If the Company elects or is required to pay the interest in cash, such payment should be made by wire transfer as follows:[8]

___________________________________
(Print name of Holder)

By: ________________________________
                (Signature of Authorized Person)
___________________________________
(Printed Name and Title)
______________________________
8Information should include the following:

All Wires:
  (1) Bank Name
  (2) Bank Address (including street, city, state)
  (3) ABA or Wire Routing No.
  (4) Account Name
  (5) Account Number

If Wire is going to International (Non-US) Bank, all of the above plus:
(6) SWIFT Number

Exhibit A - Page 3